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                                                                   Exhibit 10.4

                              TECHNOLOGY AGREEMENT


                  TECHNOLOGY AGREEMENT, dated as of March 20, 2002 (this "AGREEMENT"), by and between HEXAL A.G., a German company ("HEXAL"), and EON LABS, INC., a Delaware corporation ("EON").

                              W I T N E S S E T H :

                  WHEREAS, Hexal and its Affiliates are the exclusive owners of the entire right, title and interest in and with respect to the development, manufacture and sale in the United States of all of the Information, Generic Products and Technology; and

                  WHEREAS, Hexal desires to grant Eon certain rights with respect to the Information, Generic Products and Technology.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.

                           PARTNERSHIP AND COOPERATION

         Section 1.1. COOPERATION. Hexal hereby agrees to cooperate fully with Eon with respect to the development, manufacture, and sale of any Generic Products by Eon in the United States.

         Section 1.2. SHARING OF INFORMATION.

         (a) At Eon's request for Information with respect to any Generic Product, Hexal shall use its reasonable best efforts to furnish the Information with respect to such Generic Product to Eon within a reasonable amount of time following such request.

         (b) Upon receipt of any requested Information with respect to a Generic Product, Eon shall deliver to Hexal the applicable purchase price for such Information, determined as follows:

                  (i) IMMEDIATE RELEASE PRODUCT. The purchase price for the Complete File for an Immediate Release Product shall be $100,000.

                  (ii) SUSTAINED RELEASE PRODUCT. The purchase price for the Complete File for a Sustained Release Product shall be $150,000.

                  (iii) SPECIAL TECHNOLOGY PRODUCT. The purchase price for the Complete File for a Special Technology Product shall be the fair and reasonable market value of such Complete File as mutually agreed upon in good faith by Hexal and Eon.

                  (iv) ADDITIONAL INFORMATION. The purchase price for any Information other than a Complete File for any Generic Product shall be the fair and

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                           reasonable market value of such Information as
                           mutually agreed upon in good faith by Hexal and Eon.

         Section 1.3. SPECIAL TECHNOLOGY PRODUCTS.

         (a) At Eon's request, with respect to any Special Technology Product, Hexal shall offer to (i) sell the Technology solely related to such Special Technology Product to Eon or (ii) grant Eon an exclusive license to the Technology solely related to such Special Technology Product in the United States.

         (b) As mutually agreed upon in good faith Hexal shall offer to sell the Finished Special Technology Product to Eon for sale and distribution in the United States; provided, however, that the sale of a Finished Special Technology Product to Eon shall be determined on a case by case basis.

         (c) The purchase price for such Technology (related to the Special Technology Products), exclusive license and/or Finished Special Technology Product shall be the fair and reasonable market value of Technology, exclusive license and/or Finished Special Technology Product, as applicable, as mutually agreed upon in good faith by Hexal and Eon.

         Section 1.4. VALUE ADDED PRODUCTS. Eon has no right to request any information, technology or know-how from Hexal or its Affiliates related to the Value Added Products. Notwithstanding, Hexal and Eon may cooperate with respect to the Value Added Products so long as such cooperation has been mutually agreed upon in good faith on a case by case basis by Hexal and Eon. If Hexal and Eon agree to cooperate with respect to any of the Value Added Products, such cooperation will be pursuant to separate agreements entered into between Hexal and Eon.

                                   ARTICLE II.

                             RIGHT OF FIRST REFUSAL

                  Hexal shall not (i) transfer any of its right, title and interest in and with respect to a Generic Product, or any Information or Technology for such Generic Product, in the United States or (ii) grant any licenses, exclusively or otherwise, for a Generic Product, or for any Information or Technology for such Generic Product in the United States, to any Person other than Eon, unless Hexal shall have first made an exclusive offer with respect to such Generic Product, or related Information or Technology, as applicable, to Eon. If Eon does not accept such exclusive offer within sixty (60) days, Hexal is free to grant rights in such specific Generic Product to any other party.

                                  ARTICLE III.

                                      TERM

                  The term of this Agreement (the "Term") shall be the period commencing on March 20, 2002 and ending on March 19, 2007.

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                                   ARTICLE IV.

                                   TERMINATION

         Section 4.1. This Agreement may be terminated prior to the expiration of the Term (a) by the mutual written consent of Hexal and Eon or
(b) by Hexal if Hexal and its Affiliates and Santo Holding (Deutschland) GmbH, a German company, and its Affiliates, beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) less than fifty percent (50%) of the outstanding Common Stock, par value $0.01 per share, of Eon, on a fully diluted basis; provided, however, that if Hexal terminates this Agreement pursuant to subsection (b), Hexal agrees that it shall negotiate in good faith with Eon to enter into a new agreement with respect to the sharing of Generic Products, Information and Technology.

         Section 4.2. Upon the termination of any provision of this Agreement, the restrictions and obligations set forth herein shall terminate and be of no further effect, except that such termination shall not affect rights perfected or obligations incurred under this Agreement prior to such termination.

                                   ARTICLE V.

                        INTERPRETATION OF THIS AGREEMENT

         Section 5.1. TERMS DEFINED. As used in this Agreement, the following terms have the respective meaning set forth below:

                  AFFILIATE: with respect to any Person, shall mean any Person or entity, directly or indirectly controlling, controlled by or under common control with such Person.

                  COMPLETE FILE: with respect to any Generic Product, shall mean the formulation, the validated analytical and manufacturing procedures as promulgated and, if available at Hexal, the biostudy related to such Generic Product.

                  FINISHED SPECIAL TECHNOLOGY PRODUCT: shall mean a fully manufactured Special Technology Product.

                  GENERIC PRODUCT: shall mean all strengths of a dosage form for any pharmaceutical product which is developed and marketed by Hexal or any of its German subsidiaries on or prior to the date hereof or developed and marketed by Hexal or any of its German subsidiaries during the Term, in each case for which (a) an Abbreviated New Drug Application would have to be approved by the United States Food and Drug Administration prior to the sale of such pharmaceutical product in the United States, (b) no clinical study is required, and (c) Hexal has the right to enter into an agreement with Eon for such product in the United States, its territories and possessions.

                  IMMEDIATE RELEASE PRODUCT: shall mean any Generic Product utilizing immediate release delivery technology, other than Generic Products which Eon is not capable of manufacturing without technology or know-how that are proprietary to Hexal or its Affiliates.

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                  INFORMATION: with respect to any Generic Product, shall
mean the Complete File, or any portion thereof, for such Generic Product, and any other information in the possession of Hexal and any of its German subsidiaries regarding the formulation, manufacture and sale of such Generic Product, including, but not limited to, any information regarding Technology.

                  PERSON: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

                  SPECIAL TECHNOLOGY PRODUCT: shall mean any Generic Product which Eon is not capable of manufacturing without technology or know-how that are proprietary to Hexal or its Affiliates.

                  SUSTAINED RELEASE PRODUCT: shall mean any Generic Product utilizing sustained release delivery technology, other than Generic Products which Eon is not capable of manufacturing without technology or know-how that are proprietary to Hexal or its Affiliates.

                  TECHNOLOGY: shall mean all rights with respect to any technology, formulations, regulatory dossiers, technical information, manufacturing processes and know-how to the extent related to the Generic Products.

                  VALUE ADDED PRODUCT: shall mean any pharmaceutical product that is not a Generic Product for which Hexal has the right to enter into an agreement with Eon in the United States, its territories and possessions, including any pharmaceutical product for which (a) Hexal can obtain a World-Wide-License, (b) Hexal and/or its Affiliates have licensed in and /or
(c) Hexal and/or its Affiliates are developing for third parties.

                  WORLD-WIDE-LICENSE: shall mean a license covering the major pharmaceutical markets, but which need not include Japan.

         Section 5.2. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of German applicable to contracts made and to be performed entirely within such State. Jurisdiction for disputes brought under this Agreement shall be Landgericht Muenchen II.

         Section 5.3. SECTION HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

                                   ARTICLE VI.

                               FURTHER ASSURANCES

                  Hexal, for itself and its successors and assigns, hereby agrees with Eon, its successors and assigns, that Hexal will do, execute and deliver or will cause to be done, executed and delivered all such further acts, transfers, assignments and conveyances, powers of attorney and assurances, and will take all such further action, in order to confirm the transfer or exclusive license of the Information and/or Technology to Eon, its successors and assigns, all as Eon, its successors and assigns, shall reasonably request.

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                                  ARTICLE VII.

                             RELATIONSHIP OF PARTIES

                  Neither of the parties shall act or represent or hold itself out as having authority to act as an agent or partner of the other party, or in any way bind or commit the other party to any obligations. Nothing contained herein, whether express or implied, shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, or creating any of the rights or obligations of partners, joint venturers or agents between or among the parties hereto.

                                  ARTICLE VIII.

                                PRIOR AGREEMENTS

                  The parties hereto acknowledge that this Agreement supercedes the Assignment and Transfer of Products and Technology, dated as of September 25, 1995 from and by Hexal Pharmaceuticals, Inc. to and with Eon.

                                   ARTICLE IX.

                                  MISCELLANEOUS

         Section 9.1.  NOTICES.

         (a) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

                  (i) if to Hexal, at Hexal AG, Industriestrasse 25, 83607 Holzkirchen, Germany, marked for the attention of Dr. Thomas Strungmann, facsimile +49 8024 908 116, or at such other address as Hexal may have furnished Eon in writing; and;

                  (ii) if to Eon, at 227-15 North Conduit Avenue, Laurelton, New York, 11413, marked for the attention of President, (facsimile: (718) 276-1735), or at such other address as Eon may have furnished Hexal in writing.

         (b) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing, except in the case of common proof of late arrival of such notice.

         Section 9.2. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

         Section 9.3. ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior understandings among such parties. This Agreement may be amended, and the observance

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of any term of this Agreement may be waived, with (and only with) the written consent of each of Hexal and Eon.

         Section 9.4. SEVERABILITY. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction or otherwise by Law, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

         Section 9.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

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                  IN WITNESS WHEREOF, Hexal and Eon have caused this
Technology Agreement to be duly executed and delivered as of the date first above written.

                              HEXAL A.G.


                              By: /s/ Thomas Strungmann
                                 -----------------------------------------------
                                   Name:  Thomas Strungmann
                                   Title: Co-President and Co-Chief Executive
                                          Officer


                              EON LABS, INC.


                              By: /s/ Bernhard Hampl, Ph.D.
                                 -----------------------------------------------
                                   Name:  Bernhard Hampl, Ph.D.
                                   Title: President and Chief Executive Officer

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